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
                                                         EXHIBIT 5
                              June 2, 1997



VIA FEDERAL EXPRESS

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Airgas, Inc.
          Registration Statement on Form S-8

Dear Sir or Madam:

     We have acted as counsel to Airgas Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     The Registration Statement covers 196,571 shares (the "Shares") of the Company's Common Stock which may be issued by the Company upon exercise of options granted under the Carbonic Industries Corporation 1994 Stock Option Plan (the "Plan"), which options were assumed by the Company upon the merger of Carbonic Industries Corporation with and into a wholly-owned subsidiary of the Company. We have examined the Registration Statement, including the exhibits thereto, the Company's Certificate of Incorporation, as amended, the Company's Bylaws, the Plan and related form of stock option agreement. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

     Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of, and upon exercise of, the options granted under the Plan and the option agreements executed pursuant to the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Sincerely,

                                   McCAUSLAND, KEEN & BUCKMAN



                                   By: /S/Nancy D. Weisberg
                                       _________________________________
                                       Nancy D. Weisberg, Vice President

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